©2025 U.S. Bancorp | Confidential U.S. Bancorp Comments on Dodd-Frank Act Stress Test Results June 24, 2026 MINNEAPOLIS - U.S. Bancorp (NYSE: USB) commented on the results of the Federal Reserve’s Dodd-Frank Act Stress Test (DFAST) conducted in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act. If the results of the current exercise were used to calculate a stress capital buffer (SCB) under the Federal Reserve's rules, U.S. Bancorp would be bound by the 2.5% floor under those rules; however, as announced in a press release on February 4, 2026, the Federal Reserve Board voted to maintain its current stress test-related capital buffer requirements until 2027 so that public feedback can be considered for the supervisory models. As such, the SCB for U.S. Bancorp will remain unchanged at 2.6 percent until October 1, 2027. The SCB, when added to the Basel III Common Equity Tier 1 (CET1) capital to risk-weighted assets ratio minimum of 4.5 percent, requires the company to maintain a CET1 ratio at or above 7.1 percent throughout this period. All U.S. Bancorp regulatory capital ratios continue to reflect strong capital levels and exceed “well-capitalized” requirements. U.S. Bancorp’s CET1 capital to risk-weighted assets ratio using the Basel III standardized approach was 10.8 percent as of March 31, 2026. U.S. Bancorp’s planned capital actions include a 3.8 percent increase in its quarterly common stock dividend from $0.52 to $0.54 per share, subject to approval by U.S. Bancorp's Board of Directors, effective in the third quarter of 2026. Additionally, as of March 31, 2026, U.S. Bancorp had $4.1 billion of remaining capacity under its existing $5 billion share repurchase program. U.S. Bancorp has published its company-run DFAST results, which are available on the company’s website at www.usbank.com under “About Us,” “Investor Relations,” “Financials,” “Supporting documents” and “Dodd- Frank Act Stress test results.” “In banking, trust is everything—and it’s tested most in times of uncertainty,” said Gunjan Kedia, Chairman and CEO of U.S. Bancorp. "Our role is to provide strength and stability for our clients, no matter the environment. That requires a long-term focus, disciplined risk management, and a commitment to doing the right things consistently. Our recent stress test results show that we are built for that responsibility. They underscore the strength of our balance sheet, the resilience of our business model, and our ability to continue serving clients through a wide range of economic scenarios.” About U.S. Bancorp Headquartered in Minneapolis, U.S. Bancorp is the parent company of U.S. Bank National Association, the fifth- largest commercial bank in the United States. Our three major business lines serve 15 million clients throughout the U.S., Canada and Europe, and our team of nearly 70,000 people invest our hearts and minds to power human potential every day. Ranked 110th on the Fortune 500, we are deeply respected for our culture and long-term stewardship and admired for our diversified business mix and product capabilities. Exhibit 99.1

©2025 U.S. Bank | Confidential Forward-Looking Statements This press release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, U.S. Bancorp’s SCB requirement and capital action plans. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those set forth in forward-looking statements, including changes to statutes, regulations, or regulatory policies or practices and the risks and uncertainties more fully discussed in the section entitled “Risk Factors” of U.S. Bancorp’s Form 10-K for the year ended December 31, 2025, and subsequent filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events. Investor contact: Angie Jeyaraj, U.S. Bancorp Investor Relations Angie.jeyaraj@usbank.com Media contact: Jeff Shelman, U.S. Bancorp Public Affairs and Communications jeffrey.shelman@usbank.com